                                                                    EXHIBIT 4(a)

                          PURCHASE PAYMENT ALLOCATION

                                   Subaccounts

             STRATEGIC ASSET MANAGEMENT PORTFOLIOS                FIXED-INCOME PORTFOLIOS
             -------------------------------------                -----------------------
      0.00%  WM Strategic Growth                          25.00%  WM Money Market
     25.00%  WM Conservative Growth                        0.00%  WM Short Term Income
      0.00%  WM Balanced                                   0.00%  WM  U.S. Government Securities
      0.00%  WM Conservative Balanced                      0.00%  WM Income
      0.00%  WM Flexible Income

             EQUITY PORTFOLIOS
             -----------------
     25.00%  WM Equity Income
      0.00%  WM Growth & Income
      0.00%  Van Kampen LIT Comstock
      0.00%  WM Growth Fund of the Northwest
      0.00%  Alliance Growth
      0.00%  WM Growth
      0.00%  Capital Appreciation
      0.00%  MFS Mid-Cap Growth
      0.00%  WM Mid Cap Stock
      0.00%  WM Small Cap Stock
      0.00%  Global Equities
      0.00%  WM International Growth
      0.00%  Technology


             Fixed Account Options

                  Guarantee                       Initial
                   Period                      Interest Rate
                  ---------                    -------------
     25.00%  1 Year Fixed Non-MVA                   3.0%
      0.00%  3 Year Fixed MVA


             DCA Fixed Account Options

      0.00%  6 Month DCA Fixed Non-MVA
      0.00%  1 Year DCA Fixed Non-MVA

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                     A STOCK COMPANY LOS ANGELES, CALIFORNIA

CERTIFICATE NUMBER    P9999999999

PARTICIPANT           JOHN DOE



   STATUTORY HOME OFFICE               EXECUTIVE OFFICE            ANNUITY SERVICE CENTER
2999 NORTH 44TH ST., STE 250          1 SUNAMERICA CENTER              P. O. BOX 54299
     PHOENIX, AZ 85018            LOS ANGELES, CA 90067-6022     LOS ANGELES, CA 90054-0299

ANCHOR NATIONAL LIFE INSURANCE COMPANY ("We", "Us", the "Company", or "Anchor National") agrees to provide benefits to the Participant under the Group Contract in accordance with the provisions set forth in this Certificate and in consideration of the Participant Enrollment Form and Purchase Payments We receive.

THIS CERTIFICATE IS EVIDENCE OF COVERAGE UNDER THE GROUP CONTRACT IF A PARTICIPANT ENROLLMENT FORM IS ATTACHED. THE COVERAGE WILL BEGIN AS OF THE CERTIFICATE DATE SHOWN ON THE CERTIFICATE DATA PAGE.

THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED AND WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE INVESTMENTS UNDERLYING THE SUBACCOUNTS YOU CHOOSE.

THE CASH SURRENDER BENEFIT OF AMOUNTS ALLOCATED TO ANY FIXED MVA ACCOUNT OPTION INCREASES OR DECREASES BASED ON THE APPLICATION OF THE MARKET VALUE ADJUSTMENT. THE UNADJUSTED CASH SURRENDER BENEFIT IS AVAILABLE FOR 30 DAYS AFTER THE END OF THE GUARANTEE PERIOD. THERE IS NO MARKET VALUE ADJUSTMENT FOR ANY CASH SURRENDER BENEFIT OF AMOUNTS ALLOCATED TO FIXED NON-MVA ACCOUNT OPTIONS.

RIGHT TO EXAMINE - YOU MAY RETURN THIS CERTIFICATE TO OUR ANNUITY SERVICE CENTER OR TO THE AGENT THROUGH WHOM THE CERTIFICATE WAS PURCHASED WITHIN 10 DAYS AFTER YOU RECEIVE IT, IF YOU ARE NOT SATISFIED WITH IT. THE COMPANY WILL REFUND THE CERTIFICATE VALUE ON THE BUSINESS DAY DURING WHICH THE CERTIFICATE IS RECEIVED. UPON SUCH REFUND, THE CERTIFICATE SHALL BE VOID.

For Individual Retirement Annuities, a refund of the Purchase Payment(s) may be required. Therefore, We reserve the right to allocate your Purchase Payment(s) to the Cash Management Subaccount until the end of the Right To Examine period. Thereafter, allocations will be made as shown on the Certificate Purchase Payment Allocation page.


                  THIS IS A LEGAL DOCUMENT. READ IT CAREFULLY.


    /s/ CHRISTINE A. NIXON                             /s/ JAY S. WINTROB
------------------------------                   -------------------------------
      Christine A. Nixon                                 Jay S. Wintrob
          Secretary                                         President

                               ALLOCATED FIXED AND
                       VARIABLE GROUP ANNUITY CERTIFICATE
                                Nonparticipating

                                TABLE OF CONTENTS


CERTIFICATE DATA PAGE...................................................................PAGE 3

PURCHASE PAYMENT ALLOCATION.............................................................PAGE 4

DEFINITIONS.............................................................................PAGE 5

PURCHASE PAYMENT PROVISIONS.............................................................PAGE 8

ACCUMULATION PROVISIONS.................................................................PAGE 8

CHARGES AND DEDUCTIONS.................................................................PAGE 11

TRANSFER PROVISION.....................................................................PAGE 12

WITHDRAWAL PROVISIONS..................................................................PAGE 12

GENERAL PROVISIONS.....................................................................PAGE 14

DEATH PROVISIONS.......................................................................PAGE 16

ANNUITY PROVISIONS.....................................................................PAGE 18

ANNUITY PAYMENT OPTIONS ...............................................................PAGE 20

FIXED ANNUITY PAYMENT OPTIONS TABLE....................................................PAGE 21

VARIABLE ANNUITY PAYMENT OPTIONS TABLE.................................................PAGE 24

                              CERTIFICATE DATA PAGE

CERTIFICATE NUMBER:                                ANNUITY SERVICE CENTER:
         P9999999999                               P. O. BOX 54299
                                                   LOS ANGELES, CA 90054-0299

PARTICIPANT:                                       AGE AT ISSUE:
         JOHN DOE                                       35

ANNUITANT:                                         INITIAL PURCHASE PAYMENT:
         JOHN DOE                                       $10,000.00

SPECIFIED ANNUITY DATE:                            CERTIFICATE DATE:
         June 7, 2031                                   June 7, 2001

LATEST ANNUITY DATE:                               MINIMUM GUARANTEE RATE FOR
         June 7, 2061                              FIXED ACCOUNT OPTIONS:
                                                        3.0%

BENEFICIARY:                                       EXPENSE RISK CHARGE:
         As named by You                                [0.35%]

MORTALITY RISK CHARGE:                             GUARANTEED DEATH BENEFIT RISK CHARGE:
         [0.90%]                                        [0.15%]

ANNUAL CERTIFICATE ADMINISTRATION CHARGE:          DISTRIBUTION EXPENSE CHARGE:
         $35.00                                         [0.15%]

SEPARATE ACCOUNT:
         [Variable Annuity Account Five]

        OPTIONAL ELECTIONS                         OPTIONAL ELECTION CHARGES:
        OPTIONAL DEATH BENEFIT ELECTED:
               Purchase Payment Accumulation            0.25%


                                  FOR INQUIRIES
                              [CALL 1-800-445-7862]

                           PURCHASE PAYMENT ALLOCATION

                                   Subaccounts

80.00%     Growth Strategy
 0.00%     Moderate Growth Strategy
 0.00%     Balanced Growth Strategy
 0.00%     Conservative Growth Strategy
 0.00%     Large Cap Growth Portfolio
 0.00%     Large Cap Composite Portfolio
 0.00%     Large Cap Value Portfolio
 0.00%     Mid Cap Growth Portfolio
 0.00%     Mid Cap Value Portfolio
 0.00%     Small Cap Portfolio
 0.00%     International Equity Portfolio
 0.00%     Diversified Fixed Income Portfolio
 0.00%     Cash Management Portfolio
 0.00%     Focus Growth Portfolio
 0.00%     Focus Growth and Income Portfolio
 0.00%     Focus Value Portfolio
 0.00%     Focus TechNet Portfolio
 0.00%     Strategic Growth Portfolio
 0.00%     Conservative Growth Portfolio
 0.00%     Balanced  Portfolio
 0.00%     Conservative Balanced Portfolio
 0.00%     Flexible Income Portfolio
 0.00%     Short Term Income Fund
 0.00%     Government Securities Fund
 0.00%     Income Fund
 0.00%     Money Market Fund
 0.00%     Equity Income Fund
 0.00%     Growth & Income Fund
 0.00%     Growth Fund of the Northwest
 0.00%     Growth Fund
 0.00%     Mid Cap Stock Fund
 0.00%     Small Cap Stock Fund
 0.00%     International Growth Fund

                               Fixed Account Options
                            Guarantee                       Initial
                             Period                      Interest Rate
                            ---------                    -------------
          20.00%       1-Year Fixed Non-MVA                  3.00%
           0.00%       3-Year Fixed MVA

                    DCA Fixed Account Options
           0.00%       6-Month DCA Fixed Non-MVA
           0.00%       1-Year DCA Fixed Non-MVA

                                   DEFINITIONS

Defined in this section are some of the words and phrases used in this Certificate. These terms are capitalized when used in the Certificate. Other capitalized terms in the Certificate refer to the captioned paragraph explaining that particular concept in the Certificate.

ACCUMULATION UNIT

A unit of measurement used to compute the Certificate Value in a Subaccount prior to the Annuity Date.

AGE

Age as of last birthday.

ANNUITANT

The natural person or persons (collectively, Joint Annuitants) whose life or lives is/are used to determine the annuity benefits under the Certificate. If the Certificate is in force and the Annuitant(s) is/are alive on the Annuity Date, We will begin payments to the Payee. This Certificate cannot have Joint Annuitants if it is issued in connection with a tax-qualified retirement plan.

ANNUITY SERVICE CENTER

As specified on the Certificate Data Page.

ANNUITY DATE

The date on which annuity payments ("income payments") to the Payee begin. This date cannot be later than the Latest Annuity Date.

ANNUITY UNIT

A unit of measurement used to compute annuity payments from the Subaccounts.

BENEFICIARY

The Beneficiary is as named by You unless later changed by You in a written request to Us at Our Annuity Service Center.

CERTIFICATE

This Certificate describes Your interest as a Participant under the group annuity contract.

CERTIFICATE DATE

The date Your Certificate is issued, as shown on the Certificate Data Page. It is the date from which Certificate Years and anniversaries are measured.

CERTIFICATE VALUE

The sum of: (1) Your share of the Subaccounts' Accumulation Unit values and (2) the value of amounts allocated to the Fixed Account Options.

CERTIFICATE YEAR

One year starting from the Certificate Date in one calendar year and ending on the day preceding the anniversary of such date in the succeeding calendar years.

CONTINUATION DATE

The Date on which We receive, at Our Annuity Service Center: (a) the Spousal Beneficiary's written request to continue the Certificate inforce, and (b) Due Proof of Death of the Participant. If We receive (a) and (b) on different dates, the Continuation Date will be the later date.

CURRENT INTEREST RATE

The rate(s) of interest declared by Us applicable to allocations of Subsequent Purchase Payments to the Fixed Account Options. The Current Interest Rate will not be less than the Minimum Guaranteed Rate as shown on the Certificate Data Page.

DOLLAR COST AVERAGING PROGRAM (DCA)

An optional program under which You authorize the automatic transfer of specified amounts or percentages from the DCA Fixed Account Option(s), the 1-Year Fixed Account Option or any Subaccount(s) into any Subaccount(s) other than the source account. Any portion of a Purchase Payment allocated to the DCA Fixed Account Option(s) must be transferred out within the specified DCA Fixed Account Option Period. Upon termination of a DCA Program or annuitization, any amounts remaining in the DCA Fixed Account Options will be transferred to the 1-Year Fixed Account Option. The unit values credited and applied to Your Certificate are determined on each date of transfer.

FIXED ACCOUNT OPTIONS

The investment options under this Certificate that are credited with a fixed rate of interest declared by the Company. All amounts allocated to the Fixed Account Options become part of the Company's general asset account. The general asset account contains all the assets of the Company except for the Separate Account and other segregated asset accounts. The Fixed Account Options for this Certificate are shown on page 4.

FIXED ANNUITY

A series of periodic annuity payments of predetermined amounts that do not vary with investment experience. Such payments are made from the Company's general asset account.

GUARANTEE PERIOD

The period for which either the Initial Interest Rate, the Current Interest Rate or the Renewal Interest Rate is credited to the amounts allocated to the Fixed Account Options.

INITIAL INTEREST RATE

The rate(s) of interest credited to any portion of the Initial Purchase Payment allocated to the Fixed Account Option(s), as described in the Accumulation Provisions section. The Initial Interest Rate(s) for this Certificate is/are listed on page 4. The Initial Interest Rate(s) may not be less than the Minimum Guaranteed Rate as shown on the Certificate Data Page.

IRC

The Internal Revenue Code of 1986 as amended or as it may be amended or superseded.

JOINT PARTICIPANT

If Joint Participants are named, they must be spouses. Each Joint Participant has an equal ownership interest in the Certificate unless We are advised otherwise in writing.

NYSE

New York Stock Exchange

PARTICIPANT

The person or entity named in the Certificate who is entitled to exercise all rights and privileges of ownership under the Certificate. Participant means both Joint Participants if applicable.

PAYEE

The person receiving payment of annuity benefits under this Certificate.

PURCHASE PAYMENTS

Payments in U.S. currency made by or on behalf of the Participant to the Company for the Certificate.

RENEWAL INTEREST RATE

The rate(s) of interest declared by Us applicable to transfers from the Subaccount(s) and/or Fixed Account Option(s) into any of the Fixed Account Options and to amounts previously allocated to a Fixed Account Option wherein the Guarantee Period has expired. The Renewal Interest Rate(s) may not be less than the Minimum Guarantee Rate as shown on the Certificate Data Page.

SEPARATE ACCOUNT

The segregated asset account named on the Certificate Data Page. The Separate Account consists of several Subaccounts each investing in shares of the Underlying Fund(s) of the trust(s). The assets of the Separate Account are not commingled with the general assets and liabilities of the Company. Each Subaccount is not chargeable with liabilities arising out of any other Subaccount. The value of amounts allocated to the Subaccounts of the Separate Account is not guaranteed.

SPECIFIED ANNUITY DATE

The anticipated Annuity Date specified by You as shown on the Certificate Data Page. This date may be changed by You in writing prior to the Annuity Date, but in no event can it be later than the Latest Annuity Date. If this date is not specified, it will be the Latest Annuity Date.

SPOUSAL BENEFICIARY

The deceased Participant's surviving spouse who is designated as the primary Beneficiary and has the option to continue the Certificate as the Participant on the Continuation Date.

SUBACCOUNT

One or more divisions of the Separate Account, which provides for the variable investment options available under this Certificate. Each Subaccount has its own investment objective and is invested in the Underlying Fund(s) of the trust(s). A Subaccount is not chargeable with liabilities arising out of any other Subaccount. The available Subaccounts are shown on page 4. Additional Subaccounts may become available in the future.

SUBSEQUENT PURCHASE PAYMENTS

Purchase Payments made subsequent to the Initial Purchase Payment.

TOTAL INVESTED AMOUNT

The sum of all Purchase Payments less amounts previously withdrawn that incurred a Withdrawal Charge, less Purchase Payments withdrawn that were no longer subject to a Withdrawal Charge.

UNDERLYING FUND

The variable investment options in which the corresponding Subaccount(s) invest.

VARIABLE ANNUITY

A series of periodic annuity payments, which vary in amount according to the investment experience of one or more Subaccounts, as selected by You.

WE, OUR, US, THE COMPANY

Anchor National Life Insurance Company.

YOU, YOUR

The Participant.


                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS

Purchase Payments are flexible. This means that, subject to Company declared minimums and maximums, You may change the amounts, frequency and/or timing of Purchase Payments. Purchase Payments will be allocated to the Fixed Account Option(s) and/or one or more Subaccounts in accordance with instructions from You. We reserve the right to specify the minimum Purchase Payment that may be allocated to a Subaccount or a Fixed Account Option under the Certificate.

SUBSTITUTION OF INVESTMENT PORTFOLIOS

If: (a) the shares of the underlying investment portfolios in which the Subaccounts invest should no longer be available for investment by the Separate Account; or (b) in the judgement of the Board of Trustees, further investment in the shares of an investment portfolio is no longer appropriate in view of the purpose of the Certificate, then We may substitute shares of another underlying investment series for shares already purchased, or to be purchased in the future by Purchase Payments under the Certificate. No substitution of securities may take place without prior approval from the Securities and Exchange Commission and under such requirements as it may impose.


                             ACCUMULATION PROVISIONS

SEPARATE ACCOUNT ACCUMULATION VALUE

The Separate Account Accumulation Value under the Certificate shall be the sum of the values of the Accumulation Units held in the Subaccounts for the Participant.

NUMBER OF ACCUMULATION UNITS

Your Certificate is credited with Accumulation Units of the Separate Account when amounts are allocated to the Subaccounts. For that portion of each Purchase Payment and/or transfer amount allocated to a Subaccount, the number of Accumulation Units credited is equal to the sum of each Purchase Payment and/or transfer amount allocated to that Subaccount, reduced by premium taxes, if any:

Divided by

The Accumulation Unit value for that Subaccount for the NYSE business day on which the Purchase Payment or transfer amount is allocated.

The number of Accumulation Units will be reduced for withdrawals of Certificate Value, annuitizations, amounts transferred out of a Subaccount, and the Certificate Administration Charge. Reductions will be made as of the end of the NYSE business day in which We receive all requirements for the transaction, as appropriate.

ACCUMULATION UNIT VALUE (AUV)

The AUV of a Subaccount for any NYSE business day is calculated by subtracting
(2) from (1) and dividing the result by (3) where:

(1) is the total value at the end of the given NYSE business day of the assets attributable to the Accumulation Units of the Subaccount minus the total liabilities;

(2) is the cumulative unpaid charge for assumption of Expense Risk, Distribution Expense and Mortality Risk charges (See CHARGES AND DEDUCTIONS);

(3) is the number of Accumulation Units outstanding at the end of the given NYSE business day.

FIXED ACCOUNT ACCUMULATION VALUE

Under a Certificate, the Fixed Account Accumulation Value shall be the sum of all monies allocated or transferred to the Fixed Account Option(s), reduced by any applicable premium taxes, plus all interest credited to the Fixed Account Option(s) during the period that the Certificate has been in effect. This amount shall be adjusted for withdrawals (which includes any applicable charges associated with such withdrawals), annuitizations, transfers, any applicable MVA on such transactions, and the Certificate Administration Charge. The Fixed Account Accumulation Value shall not be less than the minimum values required by law in the state where this Certificate is issued.

FIXED ACCOUNT GUARANTEE PERIOD OPTIONS AND INTEREST CREDITING

Any amounts allocated to the Fixed Account Options from the Initial Purchase Payment will earn interest at the Initial Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

Subsequent Purchase Payments, if any, allocated to the Fixed Account Options will earn interest at the Current Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

Transfers to the Fixed Account Options and amounts renewing in the Fixed Account Options will earn interest at the Renewal Interest Rate for the Fixed Account Option(s) selected for the duration of the Guarantee Period.

For thirty (30) days following the date of expiration of a Guarantee Period, You may renew for the same or any other Guarantee Period at the Renewal Interest Rate or You may transfer all or a portion of the amount to the Subaccount(s) and/or Fixed Account Option(s). If You do not specify a Guarantee Period at the time of renewal, We will select the same Guarantee Period as has just expired, crediting the Certificate with the Renewal Interest Rate in effect on the date of expiration of the Guarantee Period, so long as such Guarantee Period does not extend beyond the Annuity Date. If a renewal occurs within one year of the Annuity Date, We will credit interest up to the Annuity Date at the Renewal Interest Rate for the 1-Year Fixed Account Option.

If You are participating in the DCA program, Purchase Payments may be allocated to the DCA Fixed Account Option(s) or the 1-Year Fixed Account Option. Upon termination of the DCA program, any amounts remaining in the DCA Fixed Account Option(s) will be automatically transferred to the 1-Year Fixed Account Option. Such amounts will earn interest at the Renewal Interest Rate for the 1-Year Fixed Account Option.

MARKET VALUE ADJUSTMENT (MVA)

Any payments and values based on a Fixed MVA Account Option may be subject to an MVA, the operation of which may result in upward or downward adjustments in the Certificate Value, if withdrawn, transferred or annuitized prior to the end of the respective Guarantee Period. The MVA will be calculated by multiplying the amount withdrawn, transferred or annuitized from a Fixed MVA Account Option by the formula described below:

                {(1 + I)/(1+J+0.0050)}N/12 -1

I = The interest rate currently in effect for that Guarantee Period.

J = The Initial Interest Rate available for the Guarantee Period equal to the number of years (rounded up to an integer) remaining in the current Guarantee Period at the time of withdrawal, transfer or annuitization. In the determination of J, if the Company currently does not offer the applicable Guarantee Period, then the rate will be determined by linear interpolation of the Initial Interest Rate for the nearest two Guarantee Periods that are available.

N = The number of full months remaining in the current Guarantee Period at the time the withdrawal, transfer or annuitization request is processed.

If a Withdrawal Charge is applied to a withdrawal, then the MVA will be applied to the withdrawal amount net of the Withdrawal Charge.

There will be no MVA on withdrawals from a Fixed MVA Account Option in the following situations: (1) to pay a Death Benefit upon death of the Participant;
(2) on amounts withdrawn to pay fees or charges in the Certificate; (3) on amounts withdrawn or transferred from any of the Fixed Account Option within thirty (30) days after the end of the Guarantee Period; (4) on annuitizations on the Latest Annuity Date; (5) on amounts withdrawn from the 1-Year Fixed Account Option or the DCA Fixed Account Options.

                             CHARGES AND DEDUCTIONS

We will deduct the following charges from the Certificate:

CERTIFICATE ADMINISTRATION CHARGE

The charge specified on the Certificate Data Page will be deducted on each Certificate anniversary that occurs on or prior to the Annuity Date. It will also be deducted when the Certificate Value is withdrawn in full if withdrawal is not on the Certificate anniversary. We reserve the right to assess a charge on a class basis, which is less than the charge specified on the Certificate Data Page. This charge is not deducted when the Certificate Value is greater than [$50,000].

WITHDRAWAL CHARGE

This charge may be deducted upon withdrawal of any portion of the Certificate Value. See WITHDRAWAL PROVISIONS.

MORTALITY RISK CHARGE

This charge, as shown on the Certificate Data Page, on an annualized basis equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Subaccounts to which the Certificate is allocated. We subtract this charge daily. This charge is to compensate Us for assuming the mortality risks under the Certificate.

EXPENSE RISK CHARGE

This charge, as shown on the Certificate Data Page, on an annualized basis equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Subaccounts to which the Certificate is allocated. We subtract this charge daily. This charge is to compensate Us for assuming the expense risks under the Certificate.

DISTRIBUTION EXPENSE CHARGE

This charge, as shown on the Certificate Data Page, on an annualized basis equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Subaccounts to which the Certificate is allocated. We subtract this charge daily. This charge is to compensate Us for distribution expenses associated with the Certificate.

GUARANTEED DEATH BENEFIT RISK CHARGE

This charge, as shown on the Certificate Data Page, on an annualized basis equals a percentage of the average daily ending value of the assets attributable to the Accumulation units of the Subaccounts to which the Certificate is allocated. This charge is to compensate Us for the risk assumed as a result of contractual obligations to provide a minimum guaranteed Death Benefit prior to the Annuity Date.

                               TRANSFER PROVISION

Prior to the Annuity Date, You may transfer all or part of Your Certificate Value from a Subaccount to any Subaccount or Fixed Account Option subject to certain restrictions. We reserve the right to charge a fee for transfers if the number of transfers exceeds the limit specified by Us. The minimum amount that can be transferred and the amount that can remain in a Subaccount or a Fixed Account Option are subject to Company limits.

TRANSFERS OF ACCUMULATION AND ANNUITY UNITS BETWEEN SUBACCOUNTS

Prior to and after the Annuity Date, You may transfer all or a portion of Your Certificate Value from one Subaccount to another Subaccount. Before the Annuity Date, a transfer will result in the redemption of Accumulation Units in a Subaccount and the purchase of Accumulation Units in the other Subaccount. After the Annuity Date, a transfer will result in the redemption of Annuity Units in a Subaccount and the purchase of Annuity Units in the other Subaccount(s). Transfers will be effected at the end of the NYSE business day in which We receive Your completed request for the transfer.

TRANSFERS OF ACCUMULATION UNITS TO AND FROM THE FIXED ACCOUNT

Prior to the Annuity Date, You may transfer all or any part of Your Certificate Value from the Subaccount(s)to any Fixed Account Option(s) other than the DCA Fixed Account Options or from the Fixed Account Option(s) to the Subaccount(s) and/or the Fixed Account Option(s) of the Certificate. Transfers from the Fixed Account Option(s) may be subject to a Market Value Adjustment as discussed in the Market Value Adjustment Provision.

After the Annuity Date, transfers into or out of the Fixed Account Options are not allowed.


                              WITHDRAWAL PROVISIONS

On or before the Annuity Date and while the Participant is living, You may withdraw all or part of Your Certificate Value under this Certificate by informing Us at Our Annuity Service Center. For a full withdrawal, this Certificate must be returned to Our Annuity Service Center. The minimum amount that can be withdrawn and the amount remaining after withdrawal are subject to Company limits.

Without a written notice to the contrary, withdrawals will be deducted from the Certificate Value in proportion to their allocation among the Fixed Account Options and the Subaccounts. Withdrawals will be based on values at the end of the NYSE business day in which the request for withdrawal and the Certificate (in the case of a full withdrawal) are received at the Annuity Service Center. Unless the SUSPENSION OF PAYMENTS or DEFERMENT OF PAYMENTS section is in effect, payment of withdrawals will be made within seven calendar days.

WITHDRAWAL CHARGE

Withdrawals of all or a portion of the Certificate Value may be subject to a Withdrawal Charge as shown in the chart below. The Withdrawal Charge percentage applied to any withdrawal will depend on how long the Purchase Payment to which the withdrawal is attributed has been in the Certificate. No Withdrawal Charge is made on an amount withdrawn, which is considered to be a withdrawal of penalty-free earnings.

For the purpose of determining the Withdrawal Charge, a withdrawal will be attributed to amounts in the following order: (1) penalty-free earnings in the Certificate; (2) Purchase Payments which are both no longer subject to the Withdrawal Charge and are not yet withdrawn; (3) any remaining Penalty-Free Withdrawal amount (except in the case of a full surrender); and (4) Purchase Payments subject to a Withdrawal Charge. Purchase Payments, when withdrawn, are assumed to be withdrawn on a first-in-first-out (FIFO) basis. You will not receive the benefit of a Penalty-Free Withdrawal in a full surrender.

     Number of Full Years Elapsed                Withdrawal Charge as a
Between Purchase Payment Contribution           Percentage of Withdrawn
        And Date of Withdrawal                      Purchase Payment
-------------------------------------           -----------------------
                  0                                        7%
                  1                                        6%
                  2                                        6%
                  3                                        0%

The Withdrawal Charge will be assessed against the Subaccounts and the Fixed Account Options in the same proportion that the remaining Certificate Value is allocated unless You request that the withdrawal come from a particular Fixed Account Option or Subaccount. After a Withdrawal is taken, the remaining Certificate Value must be sufficient to cover any Withdrawal Charge remaining upon full surrender of the Certificate.

PENALTY-FREE WITHDRAWALS

As of any day, You may make a withdrawal of up to the Penalty-Free Withdrawal amount for that day without incurring a Withdrawal Charge. Any Penalty-Free Withdrawal made in excess of penalty-free earnings in the Certificate is considered to be a withdrawal of future penalty-free earnings and is therefore not a withdrawal of the Total Invested Amount. On any day, penalty-free earnings in the Certificate are calculated as the Certificate Value at the end of that day less the Total Invested Amount.

During the first Certificate Year, the Penalty-Free Withdrawal amount is equal to the penalty-free earnings in the Certificate as of the date of withdrawal.

Alternatively, during the first Certificate Year, You may make withdrawals of the Penalty-Free Withdrawal amount through the Systematic Withdrawal Program. The Penalty-Free Withdrawal amount as of any systematic withdrawal date is 10% of the Total Invested Amount less any withdrawals already made during the Certificate Year.

After the first Certificate Year, the maximum Penalty-Free Withdrawal amount as of the date of the withdrawal is the greater of:

(a)     penalty-free earnings in the Certificate as of that date; or

(b) 10% of the Total Invested Amount on deposit for at least one year, less any withdrawals already made during the year.

Although amounts withdrawn free of a Withdrawal Charge may reduce principal, they do not reduce the Total Invested Amount for purposes of calculating the Withdrawal Charge or for the purposes of calculating penalty-free earnings in the Certificate. As a result, You will not receive the benefit of a Penalty-Free Withdrawal in a full surrender.

SYSTEMATIC WITHDRAWAL PROGRAM

Prior to the Annuity Date, You may elect to participate in the Systematic Withdrawal Program by informing Us at Our Annuity Service Center. The Systematic Withdrawal Program allows You to make automatic withdrawals from Your account monthly, quarterly, semiannually, or annually. The minimum systematic withdrawal amount is subject to Company limits. Any amount withdrawn through the Systematic Withdrawal Program may be subject to a Withdrawal Charge and/or a Market Value Adjustment as discussed in the WITHDRAWAL CHARGE, PENALTY-FREE WITHDRAWALS and MARKET VALUE ADJUSTMENT provisions. You may terminate Your participation in the Systematic Withdrawal Program at any time by sending Us a written request. We reserve the right to modify, suspend or terminate the Systematic Withdrawal Program at any time.

Systematic withdrawals will be deducted from the Penalty-Free Withdrawal amount available each Certificate Year.


                               GENERAL PROVISIONS

ENTIRE CONTRACT

The entire contract between You and Us consists of the group annuity contract, the group annuity application the Participant Enrollment Form as completed by You at the time of purchase, this Certificate and any attached endorsement(s). An agent cannot change the terms or conditions of this Certificate. Any change must be in writing and approved by Us. Only Our President, Secretary, or one of Our Vice-Presidents can give Our approval.

CHANGE OF ANNUITANT

If the Participant is an individual, the Participant may change the Annuitant at any time prior to the Annuity Date. To make a change, the Participant must send a written notice to Us at least 30 days before the Annuity Date. If the Participant is not an individual, the Participant may not change the Annuitant.

DEATH OF ANNUITANT

If the Participant and Annuitant are different and the Annuitant dies before the Annuity Date, the Participant becomes the Annuitant until such time as the Participant elects a new Annuitant. If there are Joint Annuitants, upon the death of any Annuitant prior to the Annuity Date, the Participant may elect a new Joint Annuitant. However, if the Participant is a non-natural person, We will treat the death of any Annuitant as the death of the "primary Annuitant" and as the death of the Participant, see DEATH PROVISIONS.

MISSTATEMENT OF AGE OR SEX

If the Age or sex of any Annuitant has been misstated, future annuity payments will be adjusted using the correct Age and sex, according to Our rates in effect on the date that annuity payments were determined. Any overpayment from the Fixed Annuity Payment Options, plus interest at the rate of 4% per year, will be deducted from the next payment(s) due. Any underpayment from the Fixed Annuity Payment Options, plus interest at the rate of 4% per year, will be paid in full with the next payment due. Any overpayment from the Subaccounts will be deducted from the next payment(s) due. Any underpayment from the Subaccounts will be paid in full with the next payment due.

PROOF OF AGE, SEX, OR SURVIVAL

The Company may require satisfactory proof of correct Age or sex at any time. If any payment under this Certificate depends on the Annuitant being alive, the Company may require satisfactory proof of survival.

DEFERMENT OF PAYMENTS

We may defer making payments from the Fixed Account Options for up to six (6) months. Interest, subject to state requirements, will be credited during the deferral period.


SUSPENSION OF PAYMENTS We may suspend or postpone any payments from the Subaccounts if any of the following occur:

(a)     the NYSE is closed;

(b)     trading on the NYSE is restricted;

(c) an emergency exists such that it is not reasonably practical to dispose of or determine the value of the assets held in a Subaccount; or

(d) the Securities and Exchange Commission, by order, so permits for the protection of Participants.

Conditions in (b) and (c) will be decided by or in accordance with rules of the Securities and Exchange Commission.

CONFORMITY WITH STATE LAWS

The provisions of this Certificate will be interpreted by the laws of the state in which the enrollment form was signed or such other state as is required by law. Any provision which, on the Certificate Date, is in conflict with the law of such state is amended to conform to the minimum requirements of such law.

CHANGES IN LAW

If the laws governing this Certificate or the taxation of benefits under the Certificate change, We reserve the right to amend this Certificate to comply with these changes.

ASSIGNMENT

You may assign this Certificate before the Annuity Date, but We will not be bound by an assignment unless it is received by Us in writing. Your rights and those of any other person referred to in this Certificate will be subject to the assignment. Certain assignments may be taxable. We do not assume any responsibility for the validity or tax consequences of any assignment.

CLAIMS OF CREDITORS

To the extent permitted by law, no rights or proceeds payable under this Certificate will be subject to claims of creditors or legal process.

PREMIUM TAXES AND OTHER TAXES

The Company may deduct from Your Certificate Value any premium tax and/or other taxes payable to a state or other government entity, if applicable. Should We advance any amount so due, We are not waiving any right to collect such amount at a later date. The Company will deduct any withholding taxes required by applicable law.

WRITTEN NOTICE

Any notice We send to You will be sent to Your address shown in the Participant Enrollment Form unless You request otherwise. Any written request or notice to Us must be sent to Our Annuity Service Center, at the address specified on the Certificate Data Page.

PERIODIC REPORTS

During each Certificate Year, We will send You quarterly statements of the account activity of the Certificate as well as confirmation reports after each financial transaction. The statement will include all transactions which have occurred during the quarterly accounting period shown on the statement.

INCONTESTABILITY

This Certificate will be incontestable from the Certificate Date.

NONPARTICIPATING

This Certificate does not share in Our surplus.


                                DEATH PROVISIONS

Notwithstanding any provision of this Certificate to the contrary, all payments of benefits under this Certificate will be made in a manner that satisfies the requirements of IRC Section 72(s), as amended from time to time. If the Certificate is owned by a trust or other non-natural person, We will treat the death of any Annuitant as the death of the "Primary Annuitant", as defined in IRC Section 72(s)(6), as the death of any Participant.

DUE PROOF OF DEATH

Due Proof of Death means:

                1.      a certified copy of a death certificate; or

                2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

                3. a written statement by a medical doctor who attended the deceased Participant at the time of death; or

                4.      any other proof satisfactory to Us.

DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE

We will pay a death benefit to the Beneficiary upon Our receiving: (a) due proof that the Participant died before the Annuity Date, (b) an election form specifying the payment option and (c) any other documentation We may require. Unless You have previously designated a payment option on behalf of the Beneficiary, the Beneficiary must select one of the following payment options:

1. Immediately collect the death benefit in a lump sum. If a lump sum payment is elected, payment will be in accordance with any applicable laws and regulations governing payments and death; or

2. Collect the death benefit in the form of one of the Annuity Payment Options. If an Annuity Payment Option is desired, an option must be elected within 60 days of Our receipt of: (a) Due Proof of Death of the Participant; (b) an election form specifying the payment option and (c) any other documentation We may require. The payments must be over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary. Payments under this death benefit option must commence within one year after the Participant's death, otherwise, the death benefit will be paid in accordance with death benefit option 1; or

3. If eligible, continue the Certificate as a Spousal Beneficiary. On the Continuation Date, We will contribute to the Certificate any amount by which the Death Benefit exceeds the Certificate Value, calculated as of the Participant's date of death. This amount is not considered a Purchase Payment. If an amount is contributed by Us to the Certificate on the Continuation Date, then upon death of the Spousal Beneficiary the subsequent death benefit will be calculated as if the Certificate was issued to the Spousal Beneficiary on the Continuation Date. Otherwise, the death benefit payable upon death of the Spousal Beneficiary will be calculated as if the Certificate was issued to the Spousal Beneficiary on the original Certificate Date.

        You cannot change any elected death benefit option specified on the Certificate Data Page. Your Spousal Beneficiary may discontinue the death benefit option on the Continuation Date but cannot change the elected death benefit option. Upon the Spousal Beneficiary's death, the entire interest of the Certificate must be distributed immediately under option 1 or 2 as provided under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE.

In any event, the entire interest in the Certificate will be distributed within five years from the date of death of the Participant unless payment option 2 or 3 as provided under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE.

AMOUNT OF DEATH BENEFIT

Before You attain age 75 the amount of death benefit is equal to the greater of:

        1. the Certificate Value at the end of the NYSE business day during which We receive at Our Annuity Service Center the required due proof of the Participant's death and an election of the type of payment to be made; or

        2. Purchase Payments, reduced for partial withdrawals (including any charges applicable to such withdrawals) in the same proportion that the Certificate Value was reduced on the date of any such withdrawals, compounded until the date of death at 3% interest, plus any Purchase Payments recorded after the date of death. This amount is further reduced for partial withdrawals recorded after the date of death (including any charges applicable to such withdrawals) in the same proportion that the Certificate Value was reduced on the date of any such withdrawals.

After You attain age 75 the amount of death benefit is equal to the greater of:

        1. the Certificate Value at the end of the NYSE business day during which We receive at Our Annuity Service Center required due proof of the Participant's death and an election of the type of payment to be made; or

        2. Purchase Payments reduced for partial withdrawals (including any charges applicable to such withdrawals) in the same proportion that the Certificate Value was reduced on the date of any such withdrawals, compounded until the attainment of age 75 at 3% interest, plus any Purchase Payments recorded after the attainment of age 75. This amount is further reduced for partial withdrawals recorded after the attainment of age 75 (including any charges applicable to such withdrawals) in the same proportion that the Certificate Value was reduced on the date of any such withdrawals.

DEATH OF PARTICIPANT OR ANNUITANT ON OR AFTER THE ANNUITY DATE

If the Participant or Annuitant dies on or after the Annuity Date and before the entire interest in the Certificate has been distributed, We will pay the remaining portion of the interest of the Certificate as under the Annuity Payment Option being distributed on the date of death upon our receipt of Due Proof of Death. For further information pertaining to death of the Annuitant, see ANNUITY PAYMENT OPTIONS.

BENEFICIARY

The Beneficiary is selected by the Participant. While (a) the Participant is living; and (b) before the Annuity Date, the Participant may change the Beneficiary by written notice in a form satisfactory to Us. A change in Beneficiary will take effect on the date the notice of change was signed. Such change, however, will not apply to any payment or action taken by Us before the notice was received at Our Annuity Service Center. If two or more persons are named, (a) those surviving the Participant will share equally unless otherwise stated; and (b) the Beneficiaries must elect to receive their respective portions of the death benefit according to the options listed under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE. If the Annuitant survives the Participant, and there are no surviving Beneficiaries, the Annuitant will be deemed the Beneficiary.

Joint Participants, if applicable, shall be each other's primary Beneficiary. Joint Annuitants, if any, when the Participant is a non-natural person, shall be each other's primary Beneficiary. Any other Beneficiary designated will be treated as a contingent Beneficiary.

If the Participant is also the Annuitant and there are no surviving Beneficiaries upon death of the Participant, the death benefit will be paid to the estate of the Participant in accordance with option 1 under DEATH OF PARTICIPANT BEFORE THE ANNUITY DATE.


                               ANNUITY PROVISIONS

ANNUITY DATE

The Participant specifies an anticipated Annuity Date (the date on which annuity payments are to begin). The date provided by the Participant to Us at the time of application is shown on the Certificate Data Page as the Specified Annuity Date. The Participant may change the Specified Annuity Date at any time, at least seven days prior to the Annuity Date, by written notice to the Company at its Annuity Service Center. The Annuity Date must always be the first day of the calendar month and must be at least two years after the Certificate Date, but not beyond the later of the Participant's 95th birthday or ten years after the Certificate Date. If the Participant is a non-natural person, the latest Annuity Date is the later of the Annuitant's 95th birthday or ten years after the Certificate Date. If no Annuity Date is specified, the Annuity Date will be the Latest Annuity Date, as set by the Company.

PAYMENTS TO PARTICIPANT

Unless You request otherwise, We will make annuity payments to You. If You want the annuity payments to be made to some other Payee, We will make such payments subject to receipt of a written request filed at the Annuity Service Center no later than thirty (30) days before the due date of the first annuity payment.

Any such request is subject to the rights of any assignee. No payments available to or being paid to the Payee while the Annuitant is alive can be transferred, commuted, anticipated or encumbered.

FIXED ANNUITY PAYMENTS

If a Fixed Annuity payment option has been elected, the proceeds payable under this Certificate less any applicable premium taxes, shall be applied to the payment of the Fixed Annuity payment option elected at rates which are at least equal to the annuity rates based upon the applicable tables in the Certificate. In no event will the Fixed Annuity payments be changed once they begin.

AMOUNT OF FIXED ANNUITY PAYMENTS

The amount of each Fixed Annuity payment will be determined by applying the portion of the Certificate Value allocated to Fixed Account Options less any applicable premium taxes to the annuity table applicable to the Fixed Annuity payment option chosen.

AMOUNT OF VARIABLE ANNUITY PAYMENTS

(a) FIRST VARIABLE ANNUITY PAYMENT: The dollar amount of the first Variable Annuity payment will be determined by applying the portion of the Certificate Value allocated to the Subaccount, less any applicable premium taxes, to rates which are at least equal to the annuity rates based upon the annuity table applicable to the Variable Annuity payment option chosen. If the Contract Value is allocated to more than one Subaccount, the value of Your interest in each Subaccount is applied separately to the Variable Annuity payment option table to determine the amount of the first annuity payment attributable to each Subaccount.

(b) NUMBER OF VARIABLE ANNUITY UNITS: The number of Annuity Units for each applicable Subaccount is the amount of the first annuity payment attributable to that Subaccount divided by the value of the applicable Annuity Unit for that Subaccount as of the Annuity Date. The number will not change as a result of investment experience.

(c) VALUE OF EACH VARIABLE ANNUITY UNIT: The value of an Annuity Unit may increase or decrease from one month to the next. For any month, the value of an Annuity Unit of a particular Subaccount is the value of that Annuity Unit as of the last NYSE business day of the preceding month, multiplied by the Net Investment Factor for that Subaccount for the last NYSE business day of the current month.

The Net Investment Factor for any Subaccount for a certain month is determined by dividing (1) by (2) where:

                (1) the Accumulation Unit Value of the Subaccount determined as of the last business day at the end of that month;

                (2) the Accumulation Unit Value of the Subaccount determined as of the last business day at the end of the preceding month.


The result is then multiplied by a factor that neutralizes the assumed investment rate of 3.5%.

(d) SUBSEQUENT VARIABLE ANNUITY PAYMENTS: After the first Variable Annuity payment, payments will vary in amount according to the investment performance of the applicable Subaccount(s) to which Your Purchase Payments are allocated. The amount may change from month to month. The amount of each subsequent payment for each Subaccount is:

The number of Annuity Units for each Subaccount as determined for the first annuity payment

Multiplied by

The value of an Annuity Unit for that Subaccount at the end of the month immediately preceding the month in which payment is due.

We guarantee that the amount of each Variable Annuity payment will not be affected by variations in expenses or mortality experience.


                             ANNUITY PAYMENT OPTIONS

During the Annuitant's life, upon written election and the return of this Certificate to the Company at its Annuity Service Center, the Certificate Value may be applied to provide one of the following options or any annuity payment option that is mutually agreeable. After two years from the Certificate Date, and prior to the Annuity Date, You can choose one of the options described below. If no option has been elected by the Annuity Date, You will automatically receive Option 4 below with 120 monthly payments guaranteed.

OPTIONS 1 & 1v - LIFE ANNUITY, LIFETIME MONTHLY PAYMENTS GUARANTEED

Payments payable to a Payee during the lifetime of the Annuitant. No further payments are payable after the death of the Annuitant.

OPTIONS 2 & 2v - JOINT AND SURVIVOR LIFE ANNUITY

Payments payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. No further payments are payable after the deaths of both the Annuitant and the designated second person.

OPTIONS 3 & 3v - JOINT AND SURVIVOR LIFE ANNUITY - 120 OR 240 MONTHLY PAYMENTS GUARANTEED

Payments are payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. If, at the death of the survivor, payments have been made for less than 120 or 240 monthly periods, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 4 & 4v - LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED

Payments payable to the Payee during the lifetime of the Annuitant. If, at the death of the Annuitant, payments have been made for less than the 120 or 240 monthly periods, as selected at the time of annuitization, the remaining guaranteed annuity payments will be continued to the Beneficiary.

OPTIONS 5 & 5v - FIXED PAYMENTS FOR A SPECIFIED PERIOD CERTAIN

Payments are payable to the Payee for any specified period of time of five (5) years or more, but not exceeding thirty (30) years, as selected at the time of annuitization. The selection must be made for full twelve-month periods. In the event of death of the Annuitant, any remaining annuity payments will be continued to the Beneficiary. If Variable Annuity Payments are elected under this Annuity Payment Option, any remaining guaranteed Variable Annuity payments may be redeemed for a discounted value determined by Us. Any applicable Withdrawal Charges will be deducted from the discounted value as if You fully surrendered Your Certificate.

                       FIXED ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION

The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and a guaranteed interest rate of 3%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Fixed Annuity Payment Options Table does not include any applicable premium tax.

            OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.

   (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                                                    OPTION 4                     OPTION 4
                                                  LIFE ANNUITY                 LIFE ANNUITY
                        OPTION 1                (W/120 PAYMENTS              (W/240 PAYMENTS
                      LIFE ANNUITY                 GUARANTEED)                  GUARANTEED)
   AGE OF          -------------------         -------------------         -------------------
  ANNUITANT        MALE         FEMALE         MALE         FEMALE         MALE         FEMALE
  ---------        ----         ------         ----         ------         ----         ------
     55            4.23          3.84          4.19          3.82          4.05          3.76
     56            4.32          3.91          4.27          3.88          4.11          3.81
     57            4.41          3.98          4.35          3.95          4.17          3.87
     58            4.51          4.05          4.44          4.02          4.24          3.93
     59            4.61          4.13          4.54          4.10          4.31          4.00
     60            4.72          4.22          4.64          4.18          4.37          4.06
     61            4.84          4.31          4.74          4.27          4.44          4.13
     62            4.96          4.40          4.85          4.36          4.51          4.20
     63            5.10          4.51          4.97          4.45          4.58          4.27
     64            5.24          4.62          5.10          4.55          4.65          4.35
     65            5.40          4.73          5.22          4.66          4.72          4.42
     66            5.56          4.86          5.36          4.78          4.79          4.50
     67            5.74          4.99          5.50          4.90          4.86          4.57
     68            5.93          5.14          5.65          5.02          4.92          4.65
     69            6.13          5.29          5.80          5.16          4.99          4.73
     70            6.35          5.46          5.96          5.30          5.05          4.80
     71            6.58          5.64          6.13          5.46          5.10          4.88
     72            6.82          5.84          6.29          5.62          5.16          4.95
     73            7.08          6.05          6.47          5.78          5.20          5.02
     74            7.36          6.28          6.64          5.96          5.25          5.08
     75            7.66          6.53          6.82          6.14          5.29          5.14
     76            7.98          6.80          7.00          6.33          5.33          5.19
     77            8.33          7.09          7.19          6.53          5.36          5.24
     78            8.69          7.41          7.37          6.73          5.39          5.29
     79            9.09          7.75          7.55          6.94          5.41          5.33
     80            9.51          8.11          7.73          7.14          5.43          5.36
     81            9.97          8.51          7.91          7.35          5.45          5.39
     82           10.45          8.94          8.08          7.55          5.47          5.42
     83           10.97          9.41          8.24          7.76          5.48          5.44
     84           11.52          9.92          8.40          7.95          5.49          5.46
     85           12.10         10.47          8.54          8.13          5.50          5.48

              OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
   (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY

    AGE OF                                   AGE OF FEMALE ANNUITANT
     MALE            -----------------------------------------------------------------------
   ANNUITANT          55          60         65         70         75         80         85
   ---------         ----        ----       ----       ----       ----       ----       ----
      55             3.54        3.69       3.84       3.96       4.06       4.13       4.17
      60             3.63        3.83       4.04       4.23       4.39       4.52       4.60
      65             3.70        3.95       4.23       4.51       4.78       5.00       5.16
      70             3.75        4.04       4.39       4.78       5.18       5.56       5.85
      75             3.78        4.11       4.51       5.01       5.57       6.14       6.65
      80             3.81        4.15       4.60       5.18       5.89       6.70       7.52
      85             3.82        4.18       4.66       5.30       6.14       7.18       8.35

              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)

    AGE OF                                   AGE OF FEMALE ANNUITANT
     MALE            -----------------------------------------------------------------------
   ANNUITANT          55          60         65         70         75         80         85
   ---------         ----        ----       ----       ----       ----       ----       ----
      55             3.54        3.69       3.83       3.96       4.05       4.12       4.16
      60             3.63        3.83       4.03       4.22       4.38       4.50       4.57
      65             3.70        3.95       4.22       4.50       4.76       4.97       5.10
      70             3.75        4.04       4.38       4.76       5.15       5.48       5.72
      75             3.78        4.10       4.50       4.98       5.50       6.00       6.40
      80             3.80        4.14       4.58       5.13       5.78       6.46       7.04
      85             3.81        4.16       4.62       5.22       5.97       6.80       7.55

              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)

    AGE OF                                   AGE OF FEMALE ANNUITANT
     MALE            -----------------------------------------------------------------------
   ANNUITANT          55          60         65         70         75         80         85
   ---------         ----        ----       ----       ----       ----       ----       ----
      55             3.53        3.68       3.81       3.92       3.99       4.03       4.04
      60             3.62        3.81       4.00       4.16       4.27       4.34       4.37
      65             3.68        3.92       4.16       4.39       4.56       4.66       4.71
      70             3.72        3.99       4.29       4.58       4.81       4.96       5.03
      75             3.74        4.03       4.36       4.70       4.99       5.17       5.26
      80             3.75        4.05       4.40       4.77       5.09       5.30       5.40
      85             3.76        4.06       4.42       4.80       5.13       5.35       5.46

              OPTION 5 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.

                         PAYMENTS FOR A SPECIFIED PERIOD

    NUMBER         MONTHLY      NUMBER     MONTHLY    NUMBER     MONTHLY    NUMBER     MONTHLY
   OF YEARS        PAYMENT     OF YEARS    PAYMENT   OF YEARS    PAYMENT   OF YEARS    PAYMENT
   --------        -------     --------    -------   --------    -------   --------    -------
                                  10        9.61        17        6.23        24        4.84
                                  11        8.86        18        5.96        25        4.71
       5            17.91         12        8.24        19        5.73        26        4.59
       6            15.14         13        7.71        20        5.51        27        4.47
       7            13.16         14        7.26        21        5.32        28        4.37
       8            11.68         15        6.87        22        5.15        29        4.27
       9            10.53         16        6.53        23        4.99        30        4.18

                     VARIABLE ANNUITY PAYMENT OPTIONS TABLE

BASIS OF COMPUTATION

The actuarial basis for the Table of Annuity Rates is the 1983a Annuity Mortality Table with projection and an effective annual Assumed Investment Rate of 3.5%. The mortality table is projected using Projection Scale G factors, assuming annuitization in the year 2000. The Variable Annuity Payment Options Table does not include any applicable premium tax.

            OPTIONS 1v& 4v - TABLE OF MONTHLY INSTALLMENTS PER $1,000

   (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                                                  OPTION 4v                    OPTION 4v
                                                 LIFE ANNUITY                LIFE ANNUITY
                      OPTION 1v                (W/120 PAYMENTS             (W/240 PAYMENTS
                    LIFE ANNUITY                  GUARANTEED)                 GUARANTEED)
   AGE OF        -------------------          -------------------         -------------------
 ANNUITANT       MALE         FEMALE          MALE         FEMALE         MALE         FEMALE
 ---------       ----         ------          ----         ------         ----         ------
    55           4.53          4.13           4.48          4.11          4.33          4.05
    56           4.62          4.20           4.56          4.18          4.39          4.10
    57           4.71          4.27           4.64          4.24          4.45          4.16
    58           4.80          4.34           4.73          4.31          4.52          4.22
    59           4.90          4.42           4.82          4.39          4.58          4.28
    60           5.01          4.51           4.92          4.47          4.65          4.34
    61           5.13          4.60           5.03          4.55          4.71          4.41
    62           5.26          4.69           5.14          4.64          4.78          4.48
    63           5.39          4.80           5.25          4.74          4.85          4.55
    64           5.54          4.91           5.38          4.84          4.92          4.62
    65           5.69          5.02           5.51          4.94          4.99          4.69
    66           5.86          5.15           5.64          5.06          5.05          4.77
    67           6.03          5.28           5.78          5.18          5.12          4.84
    68           6.22          5.43           5.93          5.30          5.18          4.92
    69           6.43          5.58           6.08          5.44          5.24          4.99
    70           6.64          5.75           6.23          5.58          5.30          5.06
    71           6.87          5.93           6.40          5.73          5.36          5.14
    72           7.12          6.13           6.56          5.89          5.41          5.21
    73           7.38          6.34           6.73          6.06          5.46          5.27
    74           7.66          6.57           6.91          6.23          5.50          5.33
    75           7.96          6.82           7.09          6.41          5.54          5.39
    76           8.28          7.09           7.27          6.60          5.57          5.44
    77           8.63          7.38           7.45          6.79          5.61          5.49
    78           9.00          7.70           7.63          6.99          5.63          5.54
    79           9.40          8.04           7.81          7.19          5.66          5.58
    80           9.82          8.41           7.98          7.40          5.68          5.61
    81          10.28          8.81           8.16          7.60          5.70          5.64
    82          10.76          9.24           8.32          7.81          5.71          5.66
    83          11.28          9.71           8.48          8.00          5.72          5.69
    84          11.83         10.23           8.64          8.19          5.73          5.70
    85          12.42         10.78           8.78          8.38          5.74          5.72

              OPTION 2v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY

   AGE OF                                  AGE OF FEMALE ANNUITANT
    MALE          --------------------------------------------------------------------------
  ANNUITANT        55          60          65         70          75         80          85
  ---------       ----        ----        ----       ----        ----       ----        ----
     55           3.83        3.98        4.12       4.24        4.34       4.42        4.46
     60           3.92        4.11        4.32       4.51        4.67       4.80        4.89
     65           3.99        4.23        4.50       4.79        5.05       5.28        5.44
     70           4.04        4.33        4.67       5.05        5.46       5.83        6.13
     75           4.07        4.39        4.79       5.28        5.84       6.41        6.93
     80           4.10        4.44        4.88       5.45        6.16       6.97        7.79
     85           4.11        4.47        4.94       5.57        6.41       7.45        8.61

              OPTION 3v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
        JOINT AND 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)

   AGE OF                                  AGE OF FEMALE ANNUITANT
    MALE          --------------------------------------------------------------------------
  ANNUITANT        55          60          65         70          75         80          85
  ---------       ----        ----        ----       ----        ----       ----        ----
     55           3.83        3.98        4.12       4.24        4.34       4.40        4.45
     60           3.92        4.11        4.31       4.50        4.66       4.78        4.86
     65           3.99        4.23        4.50       4.78        5.03       5.24        5.38
     70           4.04        4.32        4.66       5.03        5.41       5.75        5.99
     75           4.07        4.38        4.78       5.25        5.77       6.26        6.66
     80           4.09        4.43        4.86       5.40        6.05       6.72        7.29
     85           4.10        4.45        4.90       5.50        6.24       7.05        7.80

              OPTION 3v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)

   AGE OF                                  AGE OF FEMALE ANNUITANT
    MALE          --------------------------------------------------------------------------
  ANNUITANT        55          60          65         70          75         80          85
  ---------       ----        ----        ----       ----        ----       ----        ----
     55           3.82        3.97        4.10       4.20        4.27       4.31        4.33
     60           3.91        4.09        4.28       4.44        4.55       4.61        4.64
     65           3.97        4.20        4.44       4.66        4.83       4.93        4.97
     70           4.01        4.27        4.56       4.84        5.07       5.21        5.28
     75           4.03        4.31        4.64       4.97        5.25       5.42        5.51
     80           4.04        4.33        4.67       5.03        5.34       5.55        5.65
     85           4.05        4.34        4.69       5.06        5.38       5.60        5.70

              OPTION 5v - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                         PAYMENTS FOR A SPECIFIED PERIOD

   NUMBER       MONTHLY      NUMBER     MONTHLY     NUMBER     MONTHLY     NUMBER     MONTHLY
  OF YEARS      PAYMENT     OF YEARS    PAYMENT    OF YEARS    PAYMENT    OF YEARS    PAYMENT
  --------      -------     --------    -------    --------    -------    --------    -------
                               10         9.83        17         6.47        24         5.09
                               11         9.09        18         6.20        25         4.96
      5          18.12         12         8.46        19         5.97        26         4.84
      6          15.35         13         7.94        20         5.75        27         4.73
      7          13.38         14         7.49        21         5.56        28         4.63
      8          11.90         15         7.10        22         5.39        29         4.53
      9          10.75         16         6.76        23         5.24        30         4.45

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                     A STOCK COMPANY LOS ANGELES, CALIFORNIA


                                 GROUP FIXED AND
                          VARIABLE ANNUITY CERTIFICATE

                                Nonparticipating